UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 10, 2025

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2025, Lattice Semiconductor Corporation (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and full year ended December 28, 2024. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2025, the Company announced the appointment of Lorenzo A. Flores as Senior Vice President, Chief Financial Officer (“CFO”) of the Company, effective February 10, 2025 (the “Start Date”). Mr. Flores replaces Tonya Stevens, who was the acting Interim CFO.

Also on February 10, 2025, the Company appointed Ms. Stevens as Corporate Vice President, Chief Accounting Officer (“CAO”) of the Company, effective as of the Start Date. In her position as CAO, Ms. Stevens will continue to serve as the Company’s principal accounting officer.

Prior to joining the Company, Mr. Flores, age 60, served as Chief Financial Officer of Intel Foundry, an operating segment of Intel Corporation, which he joined in April 2024. Prior to that, he served as Vice Chairman of XIOXIA Holdings Corporation, a computer memory manufacturer, from November 2019 to March 2024. Prior to that, he served in several roles for Xilinx, Inc., a semiconductor design and development company, most recently as Chief Financial Officer from May 2016 to November 2019. Since September 2021, Mr. Flores serves as a member of the board of directors of BlackRock Fixed Income Complex. Mr. Flores holds a B.S. degree in engineering and management from Massachusetts Institute of Technology and an M.B.A. from University of California, Los Angeles.

Ms. Stevens, age 53, joined the Company in May 2019 as its Vice President and Corporate Controller and she served as Interim CFO from October 10, 2024 until February 10, 2025. While at the Company, Ms. Stevens has led key strategic transformations that helped the Company optimize its operations and strengthen its financial foundation. Prior to joining the Company, Ms. Stevens held finance leadership roles at a variety of companies, including Intel Corporation and Price Waterhouse Coopers LLP.

There are no arrangements or understandings between Mr. Flores and any other persons pursuant to which Mr. Flores was appointed CFO. Mr. Flores does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Flores has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

No new compensatory arrangements have been entered into at this time with Ms. Stevens in connection with her appointment as CAO. There are no arrangements or understandings between Ms. Stevens and any other persons pursuant to which Ms. Stevens was appointed CAO. Ms. Stevens does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Stevens has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as CFO, Mr. Flores entered into an employment agreement with the Company (the “Employment Agreement”) as of February 10, 2025. Mr. Flores is also expected to enter into the Company’s standard form of indemnification agreement. Pursuant to the Employment Agreement, Mr. Flores will serve as CFO as of the Start Date. The Employment Agreement has an initial 3-year term, with 1-year automatic renewals thereafter unless either party provides the other party with written notice of non-renewal at least 6 months prior to the date of automatic renewal. The Employment Agreement provides that Mr. Flores will be an at-will employee.

The Employment Agreement provides as follows:

●	Mr. Flores’s annual base salary will be $600,000.

●	Beginning in fiscal year 2025, Mr. Flores will be eligible to participate in the Company’s Corporate Incentive Plan with an initial target of 85% of base salary, subject to the achievement of specific milestones as well as the terms of the Company’s Corporate Incentive Plan, up to a maximum payout of 200% of target, with the 2025 bonus pro-rated based on the Start Date.

●	Mr. Flores will be eligible to participate in the Company’s standard benefits programs subject to satisfying any eligibility requirements.

●	Mr. Flores will receive a sign-on bonus of $667,000 (less applicable taxes) payable within 30 days of the Start Date, with the after tax amount of such bonus subject to a prorated repayment requirement if Mr. Flores’s voluntarily terminates his employment other than for Good Reason (as defined in the Employment Agreement) or his employment is terminated for Cause (as defined in the Employment Agreement), within 24 months of receiving the bonus.

●	On the Start Date, Mr. Flores will receive equity incentive awards under the Company’s 2025 Inducement Equity Incentive Plan in the form of restricted stock units (“RSUs”) and performance-based RSUs (“PRSUs”) covering shares of the Company’s common stock (together, the “Equity Awards”). The material features of the Equity Awards are as follows:

	○	The Equity Awards are intended to be a material inducement for Mr. Flores entering into employment with the Company.

	○	Mr. Flores will receive RSUs with the number of shares of Company common stock subject to such RSU grant equal to $5,000,000 divided by the average closing price of the Company’s common stock on NASDAQ over the 30-calendar day period ending on the Start Date (the “Average Price”). This RSU grant will be scheduled to vest at a rate of 25% of the RSUs on the first anniversary of the Start Date and thereafter at a rate of 6.25% per quarter, subject to continued service through the applicable vesting date.

	○	Mr. Flores will receive PRSUs with the number of shares of Company common stock subject to such PRSUs equal to $2,500,000 divided by the Average Price, with vesting tied to the Company’s total shareholder return relative to the companies in the Russell 3000 Index. One-third of the PRSUs will be tested for vesting each year on the anniversary of the grant date and will have a multiplier provision up to 200% in the event of extraordinary performance.

	○	Mr. Flores will receive additional RSUs with the number of shares of Company common stock subject to such RSU grant equal to $1,000,000 divided by the Average Price. This RSU grant will be scheduled to vest as to 100% of the RSUs on the first anniversary of the Start Date, subject to continued service through the applicable vesting date.

	○	Mr. Flores will receive additional PRSUs with the number of shares of Company common stock subject to such PRSUs equal to $5,000,000 divided by the Average Price, with vesting tied to the Company’s year over year revenue growth. The PSUs will be divided into four equal tranches and for each tranche, revenue growth will be measured by comparing organic revenue for that year to the revenue achieved in the prior year. The first measuring period will be the fiscal year 2025 compared to fiscal year 2024. The size of the revenue growth percentage determines the extent to which any tranche will be eligible to vest and can range from 0% to 250% of target, with payment at or above 100% possible with achievement of revenue growth at or above 10%. Additionally, for each measurement period, the revenue growth must exceed the Gartner Non-Memory Semiconductor Revenue Growth market benchmark to be eligible to vest. Vesting of any tranche will occur on the 13-month anniversary following the annual measurement period for that tranche.

●	Pursuant to the terms of the Employment Agreement, upon a termination of Mr. Flores’s employment by the Company without Cause or by Mr. Flores with Good Reason (each a “Qualifying Termination”) outside of the period beginning immediately prior to or 24 months following a change in control of the Company (the “Change in Control Period”), then, subject to Mr. Flores’s timely execution and non-revocation of a release of claims, he will be eligible to receive severance payments and benefits set forth in the Employment Agreement, which include: (i) a lump sum payment equal to 100% of Mr. Flores’s base salary plus 100% of Mr. Flores’s target bonus (adjusted pro rata on a monthly basis depending on the month in which the Qualifying Termination occurs and for the amount estimated by the Company’s finance group to be the anticipated bonus plan payment percentage based on the performance of the Company anticipated for the applicable fiscal year), and (ii) up to 12 months of COBRA benefits for Mr. Flores and any eligible dependents under the Company’s group health plans.

●	Pursuant to the terms of the Employment Agreement, in case of a Qualifying Termination during the Change in Control Period then, subject to Mr. Flores’s timely execution and non-revocation of a release of claims, he will be eligible to receive severance payments and benefits set forth in the Employment Agreement, which include (i) a lump sum payment equal to 100% of Mr. Flores’s base salary plus 100% of Mr. Flores’s target bonus (without any pro rationing or other adjustment), (ii) up to 12 months of COBRA benefits for Mr. Flores and any eligible dependents under the Company’s group health plans, and (iii) 100% of accelerated vesting of any equity awards that vest based solely on continued service with any equity awards that remain subject to performance goals treated as set forth in the applicable award agreement.

●	If any payment or benefit payable to Mr. Flores constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Flores’s payments or benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Flores on an after-tax basis of the greatest amount of benefits.

The Employment Agreement provides as follows:

The description of the Employment Agreement and Equity Awards as summarized above is qualified in its entirety by reference to the copy of the full text of the Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and the applicable form of award agreement for the Equity Awards, which were previously filed or will be filed and which are incorporated herein by reference.

On February 10, 2025, the Company also announced the appointment of Erhaan Shaikh as successor to Mark Nelson, Senior Vice President, Worldwide Sales, in response to Mr. Nelson’s notification to the Company on February 5, 2025, of his intended retirement. Mr. Shaikh’s appointment as Senior Vice President, Worldwide Sales is effective immediately. Mr. Nelson will continue to serve in an advisory capacity to ensure a smooth transition until March 15, 2025.

Item 7.01. Regulation FD Disclosure.

On February 10, 2025, the Company issued a press release announcing the transition and appointments described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
10.1	Employment Agreement with Lorenzo Flores, entered into as of February 10, 2025.
99.1	Press Release, dated February 10, 2025 (furnished herewith).
99.2	Press Release, dated February 10, 2025 (furnished herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Tracy Feanny
Date:	February 10, 2025		Tracy Feanny Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.2	Employment Agreement with Lorenzo Flores, entered into as of February 10, 2025.
99.1	Press Release, dated February 10, 2025 (furnished herewith).
99.2	Press Release, dated February 10, 2025 (furnished herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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